Exhibit 10.3

STOCK GRANT AGREEMENT

November 8, 2016

THIS STOCK GRANT AGREEMENT (the “Grant Agreement”) is made arid entered into by and between Assure Holdings, Inc., a Colorado corporation (the “Company”), and the following individual:

Name:	Matthew Willer	(the “Grantee”)
Address:

The Grantee is granted, as of the Grant Date, as defined below, the number of shares (the “Shares”) of the Company’s Common Stock as set forth below, subject in all events to the terms and conditions of the bylaws of the Company (the “Bylaws”) and the terms and conditions set forth in this Grant Agreement.

A.         DATE OF GRANT: May 1, 2018 (“Grant Date”)

B          GRANT CONDITIONS: Provided that, based on the Company’s fiscal year 2017 audited financials, the Company generates not less than $7,500,000 (CAD) EBITDA, Grantee shall receive the Granted Stock on the Grant Date.

C.         TOTAL SHARES OF COMMON STOCK COVERED BY GRANT:

1,000,000 Shares (“Granted Stock”)

D.         GRANT PRICE OF STOCK: Share value on the Grant Date (the “Grant Price’’).

E.          TAX CONSEQUENCES OF GRANT. Some of the federal income tax consequences relating to the grant of Shares are set forth below.

a.       THE FOLLOWING DESCRIPTION OF FEDERAL INCOME TAX CONSEQUENCES IS NECESSARILY INCOMPLETE (AS THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE), AND ASSUMES THAT THE GRANT PRICE OF THIS GRANT IS NO LESS THAN THE FAIR MARKET VALUE OF THE COMMON STOCK UNDERLYING THE GRANT ON THE DATE OF GRANT. MOREOVER, THIS SUMMARY ONLY ADDRESSES THE FEDERAL INCOME TAX CONSEQUENCES UNDER THE LAWS OF THE UNITED STATES, AND DOES NOT ADDRESS WHETHER AND HOW THE TAX LAWS OF ANY OTHER JURISDICTION MAY APPLY TO THIS GRANT OR TO THE GRANTEE. ACCORDINGLY, THE GRANTEE SHOULD CONSULT A TAX ADVISER BEFORE ACCEPT ING THIS GRANT OR DISPOSLNG OF ANY EXERCISED SHARES.

b.       Withholding Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Grantee for federal income tax purposes with respect to the Granted Stock, the Grantee shall pay to the Company or make arrangements satisfactory to the Company’s Board of Directors (the “Board”) regarding the payment of any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount The obligations of the Company under this Grant Agreement shall be conditional on such payment, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.

Circular 230 Disclaimer: Nothing contained in this discussion of certain federal income tax considerations is intended or written to be used, and cannot be used, for the purpose of (i) avoiding tax-related penalties under the Internal Revenue Code or (ii) promoting, marketing, or recommending to another party any transactions or tax-related matters addressed herein.

F.          NON-TRANSFERABILITY OF GRANTED STOCK. Unless otherwise consented to in advance in writing by the Board (or if designated by the Board pursuant to Section 2 of the Plan, the Committee), this Granted Stock may not be transferred in any manner without the written approval of the Board. The terms of this Grant Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee.

G.         SECURITIES MATTERS. All Granted Stock shall be subject to the restrictions on sale, encumbrance and other disposition provided by Federal or state law. The Company shall not be obligated to sell or issue any Granted Stock granted pursuant to this Grant Agreement unless, on the date of sale and issuance thereof, such Granted Stock arc either registered under the Securities Act of 1933, as amended, and all applicable state securities laws, or are exempt from registration thereunder.

H.         OTHER PLANS. No amounts of income received by the Grantee pursuant to this Grant Agreement shall be considered compensation fur purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Company or its subsidiaries, unless otherwise provided in such plan.

L.          NO GUARANTEE OF CONTINUED SERVICE. THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE GRANTING OF SHARES PURSUANT TO THIS GRANT AGREEMENT IS EARNED ONLY AS SET FORTH IN THIS GRANT AGREEMENT, OR SUCH OTHER COLLATERAL AGREEMENT BETWEEN THE GRANTEE AND COMPANY WHICH REQUIRES CERTAIN PERFORMANCES OF THE GRANTEE. THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS GRANT AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREUNDER DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT OR ENGAGEMENT FOR ANY PERIOD, OR AT ALI., AND SHALL NOT INTERFERE WITH THE GRANTEE’S RIGHT OR THE. COMPANY’S RIGHT TO TERMINATE THE EMPLOYMENT RELATIONSHIP AS PROVIDED IN SUCH OTHER AGREEMENTS. IF SPECIFIED, OR OTHERWISE, AT-WILL.

J.          SECTION 409A. Section 409A of the Code (“Section 409A”) imposes certain restrictions on deferred compensation arrangements. Under regulations issued by the Internal Revenue Service (the “IRS**) Lo implement the provisions of Section 409A, stock grants may he treated as deferred compensation for purposes of Section 409A if the value of the stock at the time of grant is less than the fair market value of the stock al the lime of grant. Under Section 409A, the recipient of a stock grant that fails to comply with Section 409A may recognize ordinary income attributable to such right al the time the grant is no longer subject to a substantial risk of forfeiture, and may be subject to a 20% penalty tax and a special interest penalty on such income, if the value of the stock at the lime of grant is determined to be less than the fair market value of the stock on the date of grant, it is likely that the grant would not comply with Section 409A. Accordingly, the Company intends to set the Grant Price at no less than the fair market value of a the Shares on the date of grant. However, the value of Shares is uncertain and speculative. While the Board intends co value the Shares using a valuation method that is reasonable and consistent with valuation methods permitted by IRS regulations under Section 409A, the Company can provide no assurance that the IRS will agree with the Company’s determination of value. Thus, any tax obligations arising under Section 409A will he solely the responsibility of Grantee.

K.       ENTIRE AGREEMENT; GOVERNING LAW. This Grant Agreement, along with the Bylaws. constitutes the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirely all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and Grantee. This Grant Agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Colorado.

[Signature page follows.]

By your signature and the signature of the Company’s representative below, you and the Company agree that the Granted Stock is granted under and governed by the terms and conditions of the Bylaws and this Grant Agreement. The Grantee has reviewed the Bylaws and this Grant Agreement in their entirety, has had an Opportunity to obtain the advice of counsel prior to executing this Grant Agreement and fully understands all provisions of the Bylaws and this Grant Agreement.

GRANTEE		COMPANY

Assure Holdings. Inc.
By:	/s/ Matthew Willer	By:	/s/ Preston Parsons
Name: Matthew Willer
Date:	11/08/2016	Name: Preston Parsons
Its: President
Date: November 8, 2016